UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NUVVE HOLDING CORP.
(Name of Registrant as Specified in Its Charter)

N/A

____________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts NUVVE HOLDING CORP. 2025 Annual Meeting Vote by August 21, 2025 11:59 PM ET NUVVE HOLDING CORP. 2488 HISTORIC DECATUR RD, STE 230 SAN DIEGO, CA 92106 V76724-P36175 You invested in NUVVE HOLDING CORP. and it’s time to vote You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on August 22, 2025. Get informed before you vote View the Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 8, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* August 22, 2025 1:00 p.m. ET Virtually at: www.virtualshareholdermeeting.com/NVVE2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Laura Huang 1b. Jon M. Montgomery 2. Approval of an amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder. 3. Approval, in accordance with Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of shares of common stock pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to the Securities Purchase Agreement, in excess of the 19.99% share cap contained therein. 4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V76725-P36175